UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2006

CNL HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2006, plaintiffs’ and defendants’ counsel, on behalf of CNL Hotels & Resorts, Inc. (the “Company”), the Company’s advisor, CNL Hospitality Corp. (“CHC”), and certain of the Company’s current and former directors and officers, including James M. Seneff Jr., Robert A. Bourne, Thomas J. Hutchison III, John A. Griswold, Craig M. McAllaster, Robert E. Parsons, Jr., Charles E. Adams, and Lawrence A. Dustin, executed a non-binding Memorandum of Understanding (“MOU”), which sets forth the general terms of an agreement in principle for the settlement of the putative class action brought by plaintiffs on behalf of certain stockholders in the United States District Court for the Middle District of Florida (the “Action”). Under the terms of the MOU, two settlement classes will be certified: (i) a class of all persons who purchased or otherwise acquired the Company’s securities issued or offered pursuant to or by means of its registration statements and/or prospectuses between August 16, 2001 and August 16, 2004, inclusive (the “Purchaser Class”); and (ii) a class of all persons who were entitled to vote on the proposals presented in the proxy statement filed by the Company, dated June 21, 2004, as amended or supplemented by the additional proxy solicitation materials filed on July 7, July 8, and July 20, 2004 (the “Proxy Class”). The Company and the other defendants have denied and continue to deny liability or any act of negligence or misconduct, but in exchange for a release and resolution of the Action, the Company and the other defendants have agreed to settle the Action.

Under the terms of the MOU, which became binding and enforceable on March 17, 2006, in connection with the Purchaser Class claims, the Company will pay a total of $35 million, consisting of $3.7 million to be paid by January 15, 2007, $15.65 million to be paid by January 15, 2008, and $15.65 million to be paid by January 15, 2009, which payments will be deposited into a settlement fund account to be administered by plaintiffs’ counsel. Plaintiffs’ counsel will seek a fee with respect to the Purchaser Class equal to 25% of all amounts paid into the settlement fund account, totaling approximately $8.75 million, plus expenses. In connection with the Proxy Class and derivative claims, the Company and the other defendants will acknowledge that the Action was a material factor that was taken into account in connection with (i) the terms of the Amended and Restated Renewal Agreement, executed by the Company and CHC and reported in the Company’s Current Report on Form 8-K, dated December 30, 2005, and the Payment Agreement, executed by the Company and CHC and reported in the Company’s Current Report on Form 8-K, dated December 30, 2005, and (ii) the revised merger terms currently being actively discussed between the Company and CHC that are more favorable to us as compared to the existing merger agreement entered into in 2004 (the “Existing Merger Agreement”), including reduced merger consideration, as referenced in our Current Report on Form 8-K dated September 1, 2005. There can be no assurance that the Company and CHC will definitively agree to amend the Existing Merger Agreement or, if amended, that such amended merger agreement, or any merger agreement, will contain the more favorable terms presently being discussed, or will be consummated on any terms. Upon execution of any amended merger agreement, the Company intends to seek prompt approval from its shareholders. In addition, as a part of the settlement of the Action, the Company will adopt or maintain certain corporate governance measures, including (i) a mechanism for a committee of its Board comprised solely of three independent Directors to review and approve any proposal by the Company to its shareholders to approve an amendment to its Charter to extend the date specified in the Charter by which the Company must commence an orderly liquidation (and that any final evaluation by the advisor to such Directors be provided to plaintiffs’ counsel for review), and (ii) the maintenance of a committee of the Board, consisting solely of Directors who do not have a financial interest in the transaction being considered, to review and approve all related-party transactions. Plaintiffs’ counsel will seek a fee and a portion of reimbursable expenses with respect to the Proxy Class and derivative claims in the amount of $5.5 million which the Company has agreed to pay as of part of the settlement. The MOU and terms of the settlement were approved by the Special Litigation Committee of the Company’s Board of Directors, which is comprised of the three non-defendant members of the Board of Directors.

On March 13, 2006, the Court held a status conference, wherein the parties informed the Court of the terms of the MOU and their intention for the settlement to be documented by a Stipulation of Settlement. The Court ordered that any Stipulation of Settlement and accompanying documents must be filed with the Court no later than March 31, 2006. The Company and the other defendants and plaintiffs are engaged in active negotiations to arrive at mutually agreeable terms of a Stipulation of Settlement. There can be no assurance that the parties will agree to a Stipulation of Settlement, that the Court will approve the settlement on the terms contained in the MOU or that the settlement will be consummated on the terms and conditions set forth in the MOU or at all. A preliminary fairness hearing is scheduled for April 11, 2006, at which point it is anticipated that the Court will order notice of the settlement to be sent to members of the Purchaser Class and the Proxy Class, and a final fairness hearing would then be scheduled.

Based upon the terms of the MOU, the Company accrued $34.2 million as of December 31, 2005, representing the present value of the total settlement estimate of $40.5 million, and recognized the related charge as an expense for litigation settlement in its statement of operations for the year ended December 31, 2005.

On March 13, 2006, the Company filed a lawsuit against Twin City Fire Insurance Company, Houston Casualty Company and Landmark American Insurance Company for declaratory judgment, breach of contract, attorneys’ fees and other relief (the “D&O Action”) under three Directors, Officers and Company liability insurance policies issued to the Company (collectively, the “Insurance Policies”) with stated aggregate limits of $30 million. Our D&O Action seeks, among other things, reimbursement of our costs incurred in connection with the Action, including defense costs and payments contemplated by the MOU, to the fullest extent of the Insurance Policies and as otherwise permitted by law. There can be no assurance that the Company will prevail in the D&O Action.

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the possible amendment of the Existing Merger Agreement, the occurrence of a preliminary fairness hearing, the Court ordering notice of settlement to be send, the Court finally approving the settlement, any recovery under the D&O Action; and other statements that are not historical facts, and/or statements containing words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," “could”, "target(s)," "project(s)," "will," "believe(s)," "seek(s)," "estimate(s)" and similar expressions. These statements are based on management's current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the rejection of the MOU by the Court; plaintiffs possibly dissenting or opting out of the settlement; inability of the Special Committee and the Advisor to come to terms on any amendment or restatement of the Existing Merger Agreement; failure of the Company’s shareholders to approve any merger contemplated by any amended and/or restated merger agreement; changes in market conditions for hotels and resorts; continued ability to finance acquired properties in the asset backed securities markets; changes in interest rates and financial and capital markets; changes in generally accepted accounting principles and tax laws and the application thereof; the occurrence of terrorist activities or other disruptions to the travel and leisure industries; and such other risk factors as may be discussed in our annual report on Form 10-K and other filings with the SEC. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: March 22, 2006	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer